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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):              April 29, 2005
                                         --------------------------



                          INSITUFORM TECHNOLOGIES, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)

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

              Delaware                                  0-10786                                13-3032158
-------------------------------------    ---------------------------------------    ---------------------------------
  (State or other jurisdiction of               (Commission File Number)              (IRS Employer Identification
           incorporation)                                                                         No.)



             702 Spirit 40 Park Drive, Chesterfield, Missouri                                    63005
----------------------------------------------------------------------------        ---------------------------------
                 (Address of principal executive offices)                                      (Zip Code)
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Registrant's telephone number,
including area code                             (636) 530-8000
                                       -----------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01      Entry into a Material Definitive Agreement.

               Insituform Technologies, Inc. (the "Company") entered into an employment letter dated May 2, 2005, with Thomas E. Vossman, pursuant to which the Company named Mr. Vossman as its Senior Vice President and Chief Operating Officer. The employment letter provides that Mr. Vossman will receive (1) an annual base salary, which is currently $280,000; (2) an annual bonus to be computed as described below; and
         (3) a relocation bonus in the amount of $40,000, subject to his closing on and moving into a home in the St. Louis area on or before October 31, 2005. Mr. Vossman's annual bonus shall be calculated with reference to (1) a range of percentages of Mr. Vossman's annual base salary identified by the Company's Compensation Committee based upon a center point objective of 50%, with a maximum bonus opportunity of up to twice the center point; and (2) the Company's achievement of certain annual goals, each to be identified by the Compensation Committee. Mr. Vossman's base salary and his annual bonus are both subject to annual reviews by the Compensation Committee. The Company will also provide Mr. Vossman with a car allowance and medical and life insurance benefits. Mr. Vossman is eligible to participate in the Company's Long-Term Incentive Plan. Pursuant to his letter agreement, Mr. Vossman's 2005 Long-Term Incentive Plan grant will consist of: (1) options to purchase 26,000 shares of the Company's Class A Common Stock with an exercise price equal to the fair market value of the stock on the date of grant and vesting 25% on the date of grant and an additional 25% on the anniversary date of the date of grant in each of the first three years after the grant date subject to Mr. Vossman's continued employment with the Company; (2) 4,000 restricted shares of the Company's Common Stock vesting 100% on the third anniversary subject to Mr. Vossman's continued employment with the Company; and (3) a target award equal to $102,000, subject to the attainment of Mr. Vossman's designated performance goals for the 2005-2007 performance period.


               The employment letter provides that if Mr. Vossman's employment is terminated for reasons other than "cause" during the first 24 months of employment, upon his termination, he will be entitled to receive a severance payment equal to 12 months' base salary, car allowance and medical benefits. Mr. Vossman has also entered into a non-competition and non-solicitation agreement with the Company that expires one year and one month after his service to the Company has ended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b)   On May 3, 2005, the Company announced the resignation of Thomas
         W. Vaughn as the Senior Vice President and Chief Operating Officer of the Company, effective as of April 29, 2005.

         (c)   On May 3, 2005, the Company announced the appointment of Thomas
         E. Vossman as the Senior Vice President and Chief Operating Officer of the Company, effective as of May 2, 2005. Mr. Vossman, age 42, joined the Company in January 2005 as vice president for the Southwest region of the Company's rehabilitation business. Prior thereto, Mr. Vossman served as a consultant to the contracting industry from March 2004 to December 2004, as Senior Vice President of American Residential Services from December 2003 to March 2004 and in various positions of increasing authority at Encompass Services Corporation from before 1999 until July 2003.

               The description of the material terms of the employment letter between the Company and Mr. Vossman contained in Item 1.01 (Entry into a Material Definitive Agreement) is incorporated by reference into this
         Item 5.02(c).

Item 7.01.     Regulation FD Disclosure.

               The information contained in Item 5.02 with respect to the press release issued by the Company on May 3, 2005, including Exhibit 99.1, is incorporated by reference into this Item 7.01.

Item 9.01.     Financial Statements and Exhibits.

         (c)   Exhibits.

               See the Index to Exhibits attached hereto.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             INSITUFORM TECHNOLOGIES, INC.


                             By: /s/ David F. Morris
                                 ---------------------------------------------
                                 David F. Morris
                                 Vice President, General Counsel and Secretary

Date: May 4, 2005




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                                INDEX TO EXHIBITS


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

Exhibit         Description
-------         -----------
10.1            Employment Letter between Insituform Technologies, Inc. and
                Thomas E. Vossman, dated May 2, 2005.

99.1            Press Release of Insituform Technologies, Inc., dated May 3,
                2005.
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